Exhibit 99.1

NEWS RELEASE Contact: Joanna Clark Phone Number: 617-969-9192 Email: globalscape@corporateink.com

SOFTWARE MAGAZINE NAMES GLOBALSCAPE® AS ONE OF THE WORLD’S LARGEST SOFTWARE COMPANIES

Demand for Secure, Managed File Transfer Solutions Leads to Third Consecutive Software 500 Ranking

San Antonio, TX – Sept. 10, 2013 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a developer of secure information exchange solutions, has been named one of the world’s largest software and service providers by Software Magazine. This is the third consecutive year Globalscape has ranked in the Software 500.

“Organizations recognize that they must establish and improve means to effectively secure, manage, and deliver business-critical files and information,” said Craig A. Robinson, president and CEO of Globalscape. “This fundamental business need drives continued market demand for managed file transfer solutions.”

The Software 500 is a revenue-based ranking of the world’s largest software and services suppliers, targeting medium-to-large enterprises and their IT professionals, software developers, and business managers involved in software and services purchasing.

“The Software 500 helps CIOs, senior IT managers, and IT staff research and create the short list of business partners,” says John P. Desmond, editor, Software Magazine. “It is a quick reference of vendor viability.”

The ranking is based on total worldwide software and services revenue for 2012 from software licenses, maintenance and support, training, software-related services, and consulting. Suppliers are not ranked on total corporate revenue, because many companies have other lines of business, such as hardware. Financial information is gathered by a survey prepared by Rockport Custom Publishing, LLC using public documents and company input.

For more information, visit Globalscape.com.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT Server, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

About Software Magazine and Rockport Custom Publishing
Software Magazine has been a brand name in the high-tech industry for more than 37 years. Softwaremag.com, its Web counterpart, is the online guide to enterprise software and the home of the Software 500 ranking of the world’s largest software and services companies. Software Magazine and Softwaremag.com are owned and operated by Rockport Custom Publishing.

Rockport Custom Publishing is a leading integrated media company focusing on technology. For more information, visit: www.rockportpubs.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.